Exhibit 99.2

 February 2025  Investor Presentation

 Forward Looking Statements  This presentation contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.  The forward-looking statements in this presentation are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timings discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: failure to continue to successfully commercialize ARIKAYCE, our only approved product, in the U.S., Europe or Japan (amikacin liposome inhalation suspension, Liposomal 590 mg Nebuliser Dispersion, and amikacin sulfate inhalation drug product, respectively), or to maintain US, European or Japanese approval for ARIKAYCE; our inability to obtain full approval of ARIKAYCE from the FDA, including the risk that we will not successfully or in a timely manner complete the confirmatory post-marketing clinical trial required for full approval of ARIKAYCE, or our failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population; failure to obtain, or delays in obtaining, regulatory approvals for brensocatib, TPIP or our other product candidates in the US, Europe or Japan or for ARIKAYCE outside the US, Europe or Japan, including separate regulatory approval for Lamira® in each market and for each usage; failure to successfully commercialize brensocatib, TPIP or our other product candidates, if approved by applicable regulatory authorities, or to maintain applicable regulatory approvals for brensocatib, TPIP or our other product candidates, if approved; uncertainties or changes in the degree of market acceptance of ARIKAYCE or, if approved, brensocatib,TPIP or our other product candidates by physicians, patients, third-party payors and others in the healthcare community; our inability to obtain and maintain adequate reimbursement from government or third-party payors for ARIKAYCE or, if approved, brensocatib, TPIP or our other product candidates, or acceptable prices for ARIKAYCE or, if approved, brensocatib, TPIP or our other product candidates; inaccuracies in our estimates of the size of the potential markets for ARIKAYCE, brensocatib, TPIP or our other product candidates or in data we have used to identify physicians, expected rates of patient uptake, duration of expected treatment, or expected patient adherence or discontinuation rates; failure of third parties on which the Company is dependent to manufacture sufficient quantities of ARIKAYCE, brensocatib, or TPIP for commercial or clinical needs, to conduct the Company's clinical trials, or to comply with the Company's agreements or laws and regulations that impact the Company's business; the risks and uncertainties associated with, and the perceived benefits of, our secured senior loan with certain funds managed by Pharmakon Advisors LP and our royalty financing with OrbiMed Royalty & Credit Opportunities IV, LP, including our ability to maintain compliance with the covenants in the agreements for the senior secured loan and royalty financing and the impact of the restrictions on our operations under these agreements; our inability to create or maintain an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE or any of our product candidates that are approved in the future; failure to successfully conduct future clinical trials for ARIKAYCE, brensocatib, TPIP and our other product candidates and our potential inability to enroll or retain sufficient patients to conduct and complete the trials or generate data necessary for regulatory approval of our product candidates or to permit the use of ARIKAYCE in the broader population of patients with MAC lung disease, among other things; development of unexpected safety or efficacy concerns related to ARIKAYCE, brensocatib, TPIP or our other product candidates; risks that our clinical studies will be delayed, that serious side effects will be identified during drug development, or that any protocol amendments submitted will be rejected; failure to successfully predict the time and cost of development, regulatory approval and commercialization for novel gene therapy products; the risk that interim, topline or preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or may be interpreted differently if additional data are disclosed, or that blinded data will not be predictive of unblinded data; risk that our competitors may obtain orphan drug exclusivity for a product that is essentially the same as a product we are developing for a particular indication; our inability to attract and retain key personnel or to effectively manage our growth; our inability to successfully integrate our recent acquisitions and appropriately manage the amount of management’s time and attention devoted to integration activities; risks that our acquired technologies, products and product candidates will not be commercially successful; inability to adapt to our highly competitive and changing environment; inability to access, upgrade or expand our technology systems or difficulties in updating our existing technology or developing or implementing new technology; risk that we are unable to maintain our significant customers; risk that government healthcare reform materially increases our costs and damages our financial condition; business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises; risk that our current and potential future use of AI and machine learning may not be successful; deterioration in general economic conditions in the US, Europe, Japan and globally, including the effect of prolonged periods of inflation, affecting us, our suppliers, third-party service providers and potential partners; the risk that we could become involved in costly intellectual property disputes, be unable to adequately protect our intellectual property rights or prevent disclosure of our trade secrets and other proprietary information, and incur costs associated with litigation or other proceedings related to such matters; restrictions or other obligations imposed on us by agreements related to ARIKAYCE, brensocatib or our other product candidates, including our license agreements with PARI and AstraZeneca AB , and failure to comply with our obligations under such agreements; the cost and potential reputational damage resulting from litigation to which we are or may become a party, including product liability claims; risk that our operations are subject to a material disruption in the event of a cybersecurity attack or issue; our limited experience operating internationally; changes in laws and regulations applicable to our business, including any pricing reform and laws that impact our ability to utilize certain third parties in the research, development or manufacture of our product candidates, and failure to comply with such laws and regulations; our history of operating losses, and the possibility that we never achieve or maintain profitability; goodwill impairment charges affecting our results of operations and financial condition; inability to repay our existing indebtedness and uncertainties with respect to our ability to access future capital; and delays in the execution of plans to build out an additional third-party manufacturing facility approved by the appropriate regulatory authorities and unexpected expenses associated with those plans.    The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company's forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company's business, please see the factors discussed in Item 1A, "Risk Factors," in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Company filings with the Securities and Exchange Commission (SEC).  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this presentation. The Company disclaims any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

 Additional Disclaimers  With respect to the blended and blinded data observed from the ongoing TPIP study in pulmonary arterial hypertension, the dose titration and efficacy analyses were based on data available as of April 1, 2024, and the safety analyses were based on data available as of January 25, 2024, respectively. These findings may not be representative of results after the study is completed and all data are collected and analyzed. As a result, later interim data readouts and final data from this study may be materially different than the observations described herein, including with respect to efficacy, safety and tolerability of TPIP.  Please be aware that brensocatib and TPIP are investigational products that have not been approved for sale or found safe or effective by the FDA or any regulatory authority. In addition, ARIKAYCE has not been approved for the treatment of all patients with MAC lung disease. This presentation is not promotion or advertisement of ARIKAYCE, brensocatib, or TPIP.  Insmed and ARIKAYCE are registered trademarks of Insmed Incorporated. All other trademarks are property of their respective owner(s).  Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources, as well as our own internal estimates and research. While we believe the information in these third-party sources to be reliable as of the date of this presentation, we have not independently verified any such information or the underlying assumptions relied on in such third-party sources. In addition, while we believe our internal research is reliable, such research has not been verified by any independent source.

 Portfolio of First-in-Class and Potentially Best-in-Class* Assets Across Each Stage of Development  Pre-clinical Phase 1 Phase 2 Phase 3 Approved   ARIKAYCE®  Refractory MAC  All MAC Lung Disease  Brensocatib  Bronchiectasis  CRSsNP  HS  TPIP  PH-ILD  PAH  Pre-Clinical Research  INS1202: ALS  INS1203: Stargardt Disease  Next-Gen DPP1 Inhibitor (Multiple indications)  Other Pre-Clinical Research (Multiple indications)  Gene Therapy  INS1201: DMD  * “Best-in-disease/best-in-class" indicates a profile that could be considered more attractive than other treatment options for a particular disease. Head-to-head clinical trials are not anticipated.  TPIP: Treprostinil Palmitil Inhalation Powder; MAC / MAC LD: mycobacterium avium complex lung disease; Bronchiectasis: non-cystic fibrosis bronchiectasis; PAH: pulmonary arterial hypertension; PH-ILD: pulmonary hypertension associated with interstitial lung disease; CRSsNP: chronic rhinosinusitis without nasal polyps; HS: hidradenitis suppurativa; DMD: Duchenne muscular dystrophy; ALS: amyotrophic lateral sclerosis

Total Addressable Patients Has Potential to Grow 80x Through 2030*

2018 - Today

2025 - 2030



Additional 2.5M+ patients*
30K patients
ARIKAYCE
Refractory MAC
Brensocatib
Bronchiectasis
+1.25M
ARIKAYCE
MAC LD
+275K
Brensocatib
CRSsNP
+400K
TPIP
PH-ILD
+135K
TPIP
PAH
+90K
Brensocatib
HS
+600K

insmed

* If pipeline of assets are approved

Bronchiectasis: non-cystic fibrosis bronchiectasis; MAC / MAC LD: *Mycobacterium avium* complex lung disease; CRSsNP: chronic rhinosinusitis without nasal polyps; PH-ILD: pulmonary hypertension due to interstitial lung disease; PAH: pulmonary arterial hypertension; HS: hidradenitis suppurativa

5

Potential Value Creation Will Be Shaped by Two Distinct Drivers

Revenue Generation

- **YE:24** Expanded U.S. Salesforce
- **1Q:25** FDA Accepted Brensocatib NDA Filing‡
- **3Q:25** U.S. Launch of Brensocatib*
- **FY:25** Double-Digit ARIKAYCE Growth**
- **2026** Brensocatib EU5† & Japan Launch*

2024 | 2025 | 2026

Clinical Execution

- **Mid-25** TPIP PAH TLR (P2)
- **2H:25** TPIP PH-ILD (P3) Initiation
- **YE:25** BiRCh CRSsNP TLR (P2)
- **'25/'26** DMD First Clinical Data
- **1Q:26** ENCORE MAC LD TLR (P3)

Value Creation

insmed

* Pending regulatory approval for bronchiectasis indication; U.S. FDA target action date set for August 12, 2025
** Guidance growth versus 2024 ARIKAYCE revenue results
† Europe/EU5 comprised of France, Germany, Italy, Spain, and the United Kingdom
‡ Priority Review designation received; NDA: New Drug Application
(P) Indicates trial phase of respective clinical program; TLR: Topline Results

PAH: pulmonary arterial hypertension; PH-ILD: pulmonary hypertension associated with interstitial lung disease; Bronchiectasis: non-cystic fibrosis bronchiectasis; CRSsNP: chronic rhinosinusitis without nasal polyps; MAC / MAC LD: *Mycobacterium avium* complex lung disease; DMD: Duchenne muscular dystrophy

6

 ARIKAYCE  Refractory Mycobacterium avium complex lung disease  A rare and chronic disease that can cause irreversible lung damage and is the most common form of NTM respiratory pathogen  Mycobacterium avium complex lung disease   Image source: Hendrix C, McCrary M, Hou R, Abate G. Diagnosis and Management of Pulmonary NTM with a Focus on Mycobacterium avium Complex and Mycobacterium abscessus: Challenges and Prospects. Microorganisms. 2023; 11(1):47. https://doi.org/10.3390/microorganisms11010047  ®   (amikacin liposome inhalation suspension)

 ARIKAYCE Expected to Deliver Double-Digit Revenue Growth in 20251  1 Guidance growth vs. 2024 ARIKAYCE revenue results  EU5 comprised of France, Germany, Italy, Spain, and the United Kingdom  Double-digit   growth entering 7th year post launch  +19%   2024 vs. 2023  +14%   +39%   +33%   FY 2024  $364M   Beat $340-$360M Guidance  $255M   $21M  $88M   $405 to $425M  Full-Year 2025  +11% to 17%1   2025 vs. 2024  FY 2025E  ARIKAYCE   Revenue Guidance

 ARIKAYCE has the Potential to be the Best in MAC LD Treatment  MAC / MAC LD: Mycobacterium avium complex lung disease; TAM: Total Addressable Market  †EU5 comprised of France, Germany, Italy, Spain, and the United Kingdom  Note: Numbered footnote references related to patient prevalence can be found at the end of this presentation.  125-145K  US  TAM  EU5†  TAM  Japan  TAM  Refractory MAC1  95-115K  14K  MAC LD1  15-18K  12-17K  1.4K  If approved, we anticipate marketing ARIKAYCE in MAC LDat same price and dosage as currently available ARIKAYCE  Phase 3 ENCORE Readout   Expected 1Q:26

ARIKAYCE Phase 3 Program to Potentially Expand MAC Indication

Trial summary


Screening
200-220 sites across ARISE and ENCORE
Adults with new MAC lung infection (n=100)
ARISE
Psychometric Validation Study
R
ARIKAYCE + AZI* + ETH*
Months 1-6
Placebo + AZI + ETH
Off Treatment
Month 7
Key Endpoints
Adults with new MAC lung infection (n=250+)
ENCORE
Double-Blind Registration PMR Trial
R
ARIKAYCE + AZI* + ETH*
Months 1-12
Placebo + AZI* + ETH*
Key Endpoints
Month 13
Off Treatment
Culture Negativity Endpoint
Month 15

ARISE

Primary Objective

- Demonstrate reliability, validity and responsiveness of the PRO/symptom scores

Secondary Objective

- Demonstrate effect of ARIKAYCE on culture conversion, time to culture conversion

ENCORE

Primary Endpoint

- Change from Baseline to Month 13 (one month off treatment) in respiratory symptom score

Key Secondary Endpoint

- Proportion of subjects achieving durable culture conversion at Month 15 (3 months off treatment)

- Topline results from Phase 3 ENCORE trial expected in **Q1:26**
- Aligned on Primary Endpoint (PE) with FDA (8 questions from QoL-B)
- ENCORE enrollment of **425 patients** (>90% powering on PE)
- **Positive topline results** from Phase 3 ARISE trial shared in **September 2023**

insmed

*Azithromycin (AZI), Ethambutol (ETH)

10

Brensocatib

(DPP1 inhibitor)

Non-Cystic Fibrosis Bronchiectasis

A chronic, progressive inflammatory disease that causes permanent lung damage


1)


2)

Chronic Rhinosinusitis without Nasal Polyps

A burdensome disease that significantly impairs quality of life


3)

Hidradenitis Suppurativa

A debilitating, chronic inflammatory disease with significant treatment challenges


4)

Image sources: 1) Fraser CS, José RJ. Insights into Personalised Medicine in Bronchiectasis. *Journal of Personalized Medicine*. 2023; 13(1):133. https://doi.org/10.3390/jpm13010133. | 2) Rethinkbronchiectasis.com | 3) Yang Y, Zhang N, Crombruggen KV, Lan F, Hu G, Hong S, Bachert C. Differential Expression and Release of Activin A and Follistatin in Chronic Rhinosinusitis with and without Nasal Polyps. PLoS One. 2015 Jun 1;10(6):e0128564. doi: 10.1371/journal.pone.0128564. PMID: 26030615; PMCID: PMC4451080 | 4) Z.N. Ovadja, M.M. Schuit, C.M.A.M. van der Horst, O. Lapid, Inter- and intrarater reliability of Hurley staging for hidradenitis suppurativa, *British Journal of Dermatology*, Volume 181, Issue 2, 1 August 2019, Pages 344–349, https://doi.org/10.1111/bjd.17588

U.S. **Bronchiectasis** Market Primed for a Strong Brensocatib Launch*

Doctors

Intend to Prescribe

64%

Indicated high unmet need in bronchiectasis[1]

90%

Likely to prescribe brensocatib for patients with 2+ exacerbations[2]

Patients

Are Motivated to Act[3]

~900K

Unique visits to disease state website**

~41K

Highly engaged‡ visitors who have acted**

Payors

Recognize the Disease Burden[4]

Lives covered by engaged accounts:

>90%

Medicare lives†

>90%

Commercial lives†

insmed

[1] Based on US Segmentation Study (currently in field)
[2] Based on US Demand Study (fieldwork: June/July 2024)
[3] Patient website metrics dashboard; as of December 2024
[4] Payer KPI metrics; as of October 2024

* Pending regulatory approval for bronchiectasis indication
** Since website launch in November 2023 through December 2024
† From February-October 2024; Commercial lives include Veterans Affairs, Tricare, and Dept. of Defense
‡ Highly engaged defined as those patients who have downloaded support tools or registered for Customer Relationship Management (CRM)

12

Brensocatib in **Bronchiectasis** Opportunity Could Reach >1M Patients at Launch*

Bronchiectasis

	US TAM	EU5† TAM	Japan TAM
Diagnosed with Bronchiectasis[2]	500K	600K	150K
Undiagnosed† Bronchiectasis[3]	2.4M	2.1M	0.8M
Asthma or COPD[4]	32M	27M	17M

NDA for Brensocatib in Bronchiectasis Accepted by FDA and Granted Priority Review with a PDUFA Target Action Date of August 12, 2025 insmed

* Pending regulatory approval for bronchiectasis indication
† Includes misdiagnosed, miscoded, undiagnosed
Note: COPD and asthma may be comorbid with bronchiectasis and not all patients with bronchiectasis have comorbid asthma or COPD
Note: Numbered footnote references related to patient prevalence can be found at the end of this presentation

† EU_5 comprised of France, Germany, Italy, Spain and the United Kingdom
Bronchiectasis refers to non-cystic fibrosis bronchiectasis
TAM: Total Addressable Market

13

Brensocatib Phase 3 in Bronchiectasis: Aspen

Trial summary



6 weeks
Treatment period
52 weeks
Off treatment
4 weeks
Screening
Randomization:
1:1:1 for adults
2:2:1 for adolescents
Brensocatib 10 mg once daily
Brensocatib 25 mg once daily
Placebo once daily
Baseline day 1 randomization
End of trial day 364
End of study day 392 ± 3

Adults stratified by:

- Sputum *Pseudomonas aeruginosa* culture status at screening (positive or negative)
- Number of exacerbations in the prior 12 months (2 or ≥3)
- Geographic region (Europe, Japan, North America, or ROW)

ASPEN

Primary endpoint:

- Annualized rate of adjudicated pulmonary exacerbations[a] over 52 weeks

Secondary endpoints (hierarchical):

- Time to first exacerbation
- Proportion of patients who remained exacerbation-free
- Change from baseline in post-bronchodilator FEV_1 at week 52
- Annualized rate of severe exacerbations
- Change from baseline in QoL-B Respiratory Symptom Domain score at week 52

[a] Defined as the presence of ≥3 of the following symptoms for at least 48 hours, resulting in a physician's decision to prescribe systemic antibiotics: (1) increased cough, (2) increased sputum production or change in sputum consistency, (3) increased sputum purulence, (4) increased breathlessness and/or decreased exercise tolerance, (5) fatigue and/or malaise, or (6) hemoptysis.

Bronchiectasis refers to non-cystic fibrosis bronchiectasis; FEV_1=forced expiratory volume in 1 second; PO=orally; QoL-B=Quality of Life-Bronchiectasis questionnaire; ROW=rest of world.

insmed 14

 Phase 3 ASPEN Study a Clear Win: Primary Endpoint Achieved Statistical Significance on Both Doses  PE=Pulmonary ExacerbationFEV1=Forced Expiratory Volume Over 1 Second  QoL-B=Quality of Life-Bronchiectasis Questionnaire* Statistically significant^ Nominally significant p-value   Brensocatib 10 mg   compared to placebo  Brensocatib 25 mg compared to placebo  Primary Endpoint  Reduction in annualized rate of PEs   21.1%  p = 0.0019*  19.4%  p = 0.0046*  Secondary Endpoints  Prolongation of time to first PE   18.7%  p = 0.0100*  17.5%  p = 0.0182*  Increase in odds of remaining exacerbation free over 52 weeks   41.2%  p = 0.0059*  40.0%  p = 0.0074*  Change from baseline in post-bronchodilator FEV1 at week 52   11 mL  p = 0.3841  38 mL  p = 0.0054*  Reduction in annualized rate of severe PEs   25.8%  p = 0.1277  26.0%  p = 0.1025  Change from baseline in the QoL-B Respiratory Score at week 52   2.0 points  p = 0.0594  3.8 points  p = 0.0004^

Chronic Rhinosinusitis without Nasal Polyps Represents Another Potential Large Patient Opportunity

CRSsNP

	US TAM	EU5† TAM	Japan TAM
Annual New Surgical Patients (Incidence)[5]	**200K**	**160K**	**40K**
Steroid Non-responders (Prevalence)[5]	**3.1M**	**2.6M**	**0.5M**
CRSsNP (Prevalence)[4]	**29M**	**24M**	**6M**

Included in Phase 2b BiRCh Trial; >75% Enrolled

insmed

CRSsNP: chronic rhinosinusitis without nasal polyps | TAM: Total Addressable Market
† EU5 comprised of France, Germany, Italy, Spain and the United Kingdom
Note: Numbered footnote references related to patient prevalence can be found at the end of this presentation

16

Brensocatib Phase 2b in CRSsNP: BiRCh

Trial summary



Up to 5 weeks
Treatment period
24 weeks
4 weeks
Screening
R
Brensocatib 40 mg QD
Brensocatib 10 mg QD
Placebo QD
Off-treatment
follow-up
N=~270 total
BASELINE
EOT
(primary
analysis)
EOS

Key eligibility criteria:

- Male or female ≥18 years old and ≤75 years old
- At least a 12-week history of CRSsNP and confirmed by endoscopy at Screening
- Ongoing CRS symptoms: nasal congestion score of at least 2, sTSS score of at least 5 and sino-nasal outcome test 22 score of at least 20 at screening and baseline
- Blood eosinophil count of ≤750 cells/μL at Screening
- Previous sinonasal surgery for CRS and/or treatment with systemic steroids or antibiotics for CRS within a year of Screening Visit

BiRCh

Primary Endpoint

- Change in daily sinus total symptom score (sTSS)

Secondary Endpoints

- Change in percentage sinus opacification
- Change in modified LMK CT (Lund-MacKay computed tomography) score
- Proportion of participant requiring rescue
- Change in Sino-nasal Outcome Test 22 score

Exploratory Endpoint

- Neutrophil serine proteases (NSPs) in blood

insmed

CRSsNP: Chronic rhinosinusitis without nasal polyps; EOS: end of study; EOT: end of treatment; QD: once daily.

17

 Potential Expansion into Hidradenitis Suppurativa Could Be a New Treatment Option for >600K Patients  Hurley Stage 2 & 36  Global Diagnosed Prevalence6  30K  275K  300K  HS  1.2M – 2.6M  US  TAM  EU5†  TAM  Japan  TAM  HS: hidradenitis suppurativa | TAM: Total Addressable Market  † EU5 comprised of France, Germany, Italy, Spain and the United Kingdom  Note: Numbered footnote references related to patient prevalence can be found at the end of this presentation

Brensocatib Phase 2b in HS: CEDAR

Trial summary



Up to
35 days
Period 1
Double-Blind
Placebo-Controlled
(16 weeks)
Period 2
Double-Blind
Active Treatment
(36 weeks)
Follow-up
Period
(4 weeks)
Brensocatib 10 mg QD
Brensocatib 10 mg QD (n=68)
1:1:1
SCREENING
Brensocatib 40 mg QD
Brensocatib 40 mg QD (n=68)
No Study
Treatment
N = 204
(68/arm)
Placebo QD
Brensocatib 10 mg QD (n=34)
Brensocatib 40 mg QD (n=34)
Clinic Visits Q2W
Clinic Visits Q4W
Baseline
Day 1
Randomization
Period 1
End of Treatment
Week 16
(Primary Analysis)
Period 2
End of Treatment
Week 52
End of
Study
Week 56
Interim Futility Analysis
Independent Data Monitoring Committee examines ~100 randomized participants completing 16 weeks of treatment to obtain a preliminary perspective of benefit/risk ratio in this population
Tissue Biopsy (Sub-study: N=~36)
*Optional, at selected sites

CEDAR

Primary Endpoint (Week 16)

- Percent change in total abscess and inflammatory nodule (AN) count

Secondary Endpoints (Week 16)

- Percentage achieving HiSCR50
- Percentage achieving HiSCR75
- Change from baseline in draining tunnel count
- Percentage remaining free from HS flare
- Change from baseline in International HS Severity Score System (IHS4) score
- Percentage achieving IHS-55
- Change from baseline on Dermatology Life Quality Index (DLQI) Global Score
- Percentage achieving Numeric Rating Scale 30 (NRS30) with Baseline NRS ≥3

HS: Hidradenitis suppurativa; QD: once daily; Q2W: once every 2 weeks; Q4W: once every 4 weeks; HiSCR: Hidradenitis suppurativa clinical response

19

 TPIP  Pulmonary Hypertension due to Interstitial Lung Disease  A rapidly progressing disease associated with poor survival and decreased quality of life  Pulmonary Arterial Hypertension  A devastating and debilitating disease that   pervades all aspects of a patient’s daily life  Image source: Valentini A, Franchi P, Cicchetti G, Messana G, Chiffi G, Strappa C, Calandriello L, del Ciello A, Farchione A, Preda L, et al. Pulmonary Hypertension in Chronic Lung Diseases: What Role Do Radiologists Play? Diagnostics. 2023; 13(9):1607. https://doi.org/10.3390/diagnostics13091607  (Treprostinil Palmitil Inhalation Powder)

 TPIP has the Potential for Clear Differentiation in PH-ILD and PAH  * No head-to-head or convenience studies have been conducted or planned** Safety analysis based on topline safety and tolerability data from the Phase 2 PH-ILD study of TPIP disclosed on May 6, 2024  †Based on most recent publicly available data  TPIP  Inhaled   (dry powder)  Once daily  Yes**  Currently being evaluated in Phase 2  Phase 2 data support advancing to Phase 3  Remodulin®  IV or subcutaneous  Continuous  Yes  Yes  No data  Tyvaso®  & Yutrepia®  Inhaled (nebulized and/or dry powder)2  4-times  per day  No  Yes  Yes  Orenitram®  & Uptravi®  Oral  2- or 3-times  per day3  No  Yes  No data  Route of administration  Dosing frequency  Favorable tolerability for dose expansion†  Efficacy in PAH  (WHO Group 1)  Efficacy in   PH-ILD  (WHO Group 3)  Potential  Differentiators  1 Yutrepia® is tentatively approved for PAH & PH-ILD; Tyvaso ® is approved in PAH & PH-ILD; all other listed products are approved in PAH   2 Tyvaso: nebulized and dry-powder | Yutrepia: dry powder   3 Orenitram: 2-3 times per day | Uptravi: 2-times per day  Approved Treprostinil Therapies1  Convenience*  Safety &   Efficacy**  Favorable safety profile & higher dosing may lead to improved outcomes  TPIP=Treprostinil Palmitil Inhalation Powder

PH-ILD and PAH Represent Substantial Commercial Opportunities

TPIP: A Potential Best-in-Class* Prostanoid

~$300K

U.S. Pricing Benchmark | Tyvaso DPI List Price‡

TPIP

	US TAM	EU5† TAM	Japan TAM
PAH[7]	35K	40K	15K
PH-ILD[8]	50K	65K	20K
Diagnosed PH	190K	150K	45K

insmed

TPIP=Treprostinil Palmitil Inhalation Powder
‡ Wholesale acquisition cost (WAC) as of March 12, 2024
TAM: Total Addressable Market, †EU5 comprised of France, Germany, Italy, Spain and the United Kingdom
Note: Numbered footnote references related to patient prevalence can be found at the end of this presentation.

* "Best-in-disease/best-in-class" indicates a profile that could be considered more attractive than other treatment options for a particular disease. Head-to-head clinical trials are not anticipated.
Note: Diagnosed pulmonary hypertension (PH) consists of pulmonary arterial hypertension (PAH), pulmonary hypertension due to left heart diseases (PH-LHD), pulmonary hypertension due to interstitial lung disease (PH-ILD), chronic thromboembolic pulmonary hypertension (CTEPH), Idiopathic PH

22

TPIP Phase 2 in PH-ILD

Trial summary



4 weeks
Treatment period
16 weeks
4 weeks
3-week titration period; last dose increase at week 5 visit
Steady-state period
TPIP 80-640 µg
inhalation capsules QD
Screening
Placebo
inhalation capsules QD
Follow-up
39 participants randomized in the study
3:1 active : placebo
Baseline
EOT
(primary analysis)
EOS

PH-ILD Trial

Primary Endpoints

- Safety and tolerability
- Oxygenation

Secondary Endpoints

- Pharmacokinetics

Exploratory Efficacy Endpoints

- Improvement in 6-Minute Walk Distance (6MWD)
- Improvement in biomarkers of cardiac stress (NT-proBNP)
- Improvement in lung function and pulmonary vascular volume (FRI)
- Improvements in Quality of Life (CAMPHOR questionnaire)
- Clinical worsening*

* Clinical worsening is defined as one of the following: (1) Hospitalization due to a cardiopulmonary indication, (2) Lung transplantation, (3) Death from any cause, or (4) Decrease in 6MWD of at least 15% from baseline (at 2 consecutive visits at least 24 hours apart), directly related to disease

TPIP=Treprostinil Palmitil Inhalation Powder | 6MWD=six-minute walk distance | PH-ILD=pulmonary hypertension due to interstitial lung disease | QD=once daily

insmed 23

PH-ILD Phase 2 Study Met Primary Objective of Safety and Tolerability, With Lower Rates of Treatment Discontinuation and SAEs vs. Placebo

Trial was randomized 3:1 TPIP vs. placebo

	TPIP (N=29)	Placebo (N=10)
Dose Titration % Patients Titrated to Maximum 640 µg Dose of TPIP or Placebo (n) % Patients Titrated to at least 480 µg Dose of TPIP or Placebo (n)	 79.3% (23) 89.6% (26)	 100.0% (10) 100.0% (10)
% Patients with Any TEAE (n)	93.1% (27)	90.0% (9)
% Patients with Study Drug Related[1] TEAE (n) % Patients with Study Drug Related Cough[2] (n)	55.2% (16) 37.9% (11)	40.0% (4) 0.0% (0)
% Patients with TEAE Leading to Treatment Discontinuation (n)	13.8% (4)	30.0% (3)
% Patients with Any SAE (n)	20.7% (6)	40.0% (4)
% Patients with Study Drug Related[1] SAE (n)	0.0% (0)	0.0% (0)
% Patient Deaths[3] (n)	6.9% (2)	20.0% (2)

"N" = total participants randomized in specified group | "n" = number of participants within the group

[1] Based on investigator's evaluation | [2] All events of cough were mild, and none led to treatment discontinuation. | [3] Includes any death that occurred on or after the first dose date. All deaths in the trial were related to disease progression or comorbid causes and none were attributed to TPIP.

TEAE=Treatment emergent adverse event | SAE=Serious adverse event | TPIP=Treprostinil Palmitil Inhalation Powder | PH-ILD=pulmonary hypertension due to interstitial lung disease insmed

24

 PH-ILD Phase 2 Exploratory Efficacy Endpoints Support Advancement into Phase 3  “N” = total participants randomized in specified group; “n” = number of events, or participants within the group1 Calculation based on Hodges-Lehmann Estimate Location Shift | 2 Calculation based on geometric mean | 3 Calculation based on Fisher's Exact Test | 4 Two placebo patients each experienced two events, but this analysis counted only one event per subject | TPIP=Treprostinil Palmitil Inhalation Powder | PH-ILD=pulmonary hypertension due to interstitial lung disease  Trial was randomized 3:1 TPIP vs. placebo  TPIP (N=29)  Placebo (N=10)  Week 16  n  Week 16  n  6-Minute Walk Distance (6MWD)  Treatment effect (TPIP vs. placebo) at Week 161 (m)            Confidence interval            P-value  30  [-49.0, 171.0]  0.3484  29  N/A  10  NT-proBNP concentrations (pg/mL)2  (Baseline concentrations)  Geometric mean ratio to Baseline (Geometric SD)   Adverse Events (%)  197.50  (242.90)  0.81 (3.36)  24  382.59  (338.43)  1.13 (1.50)  7  % Patients with Clinical Worsening Event (n)     P-value (TPIP vs. placebo)3  Serious Adverse Events (%)  10.3% (3)  0.0164  29  50.0% (5)4  10  % Patients hospitalized due to cardiopulmonary indication (n)  0.0% (0)  29  30.0% (3)  10  % Patients with decrease in 6MWD ≥ 15% from Baseline (n)  3.4% (1)  29  20.0% (2)  10  % Patients who died from any cause (n)  6.9% (2)  29  20.0% (2)  10

 TPIP Phase 2b in PAH  4 weeks  TPIP 80-640 µg  inhalation capsules QD   Placebo  inhalation capsules QD   Screening  Treatment period  16 weeks  Baseline  EOT  (primary analysis)  EOS  4 weeks  Follow-up  Approximately 100 participants randomized in the study   2:1 active : placebo  Steady-state period  3-week titration period; last dose increase at week 5 visit  Primary Endpoint  Change from baseline in pulmonary vascular resistance (PVR) at week 16  Secondary Exploratory Efficacy Endpoints  Change from baseline in exercise capacity (6MWD)  Change from baseline in WHO Functional class  Change from baseline in Quality of Life (CAMPHOR questionnaire)  Change from baseline in biomarkers of cardiac stress (NT-proBNP)  Trial summary  PAH Trial  TPIP=Treprostinil Palmitil Inhalation Powder | PAH=pulmonary arterial hypertension | 6MWD=six-minute walk distance | QD=once daily

 Blended Blinded Phase 2 Data in PAH Indicates Potential of TPIP to Become Best-in-Class* Prostanoid  1 Dose titration analysis based on data available as of April 1, 2024. Dose titration data in PAH reflect first sets of patients in each trial who reached the Week 5 visit, which is the last possible point at which the dose can be increased in the trial.2 Efficacy analysis based on data available as of April 1, 2024. PVR data in PAH based on a review of 40 patients who had completed 16 weeks of treatment.3 6-Minute Walk Distance analysis based on data available as of April 1, 2024.  Blended/Blinded Data from Treatment and Placebo Arms (2:1 Randomization)  Dose Titration1  Patients Titrated to Maximum   Dose of 640 µg or Placebo (%)  34 (79%)  of first 43 patients who reached Week 5 visit  Most countries have approved protocol changes to increase the maximum dose of TPIP from 640 µg to up to 1,280 µg, once daily, for the open-label extension of its PAH study  Pulmonary Vascular   Resistance (PVR)2  Mean Reduction in PVR   from Baseline  19.9%  Based on first 40 patients who completed Week 16 of treatment, including active and placebo arms  6-Minute Walk Distance3  Mean Improvement in Distance  43 Meters  Based on first 40 patients who completed Week 16 of treatment, including active and placebo arms  Phase 2 PAH Trial Fully Enrolled with 102 Patients. Readout Expected in Mid-2025  * “Best-in-disease/best-in-class" indicates a profile that could be considered more attractive than other treatment options for a particular disease. Head-to-head clinical trials are not anticipated.DMC=Data Monitoring Committee

 Gene Therapy &   Pre-Clinical Research  Gene Therapy  Duchenne Muscular Dystrophy (DMD)1  A rare genetic disorder that causes progressive muscle degeneration, primarily affecting young boys  Pre-Clinical Pipeline:  INS1202: ALS (Gene Therapy)  INS1203: Stargardt Disease (Gene Therapy)  Next Gen DPP1 (Multiple Indications)  Other Pre-Clinical Research (Multiple Indications)  1 INS1201 is Insmed’s lead gene therapy, an intrathecally-delivered treatment for patients with Duchenne muscular dystrophy (DMD); Plans to initiate a clinical trial in patients with DMD in the first half of 2025.   DMD: Duchenne muscular dystrophy; ALS: amyotrophic lateral sclerosis

 Research Engine Has Produced First Product Candidate  Gene Therapy IND for Duchenne Muscular Dystrophy Cleared in December 20241  Our Approach  Low Upfront Costs  to acquire   the technologies  Low Ongoing Expense  <20% of   expenditures  Expect ~1-2 IND filings per year  Gene Therapy   Deimmunized Protein Engineering Using AI  Synthetic Rescue  RNA End-Joining  Our Platforms  1 INS1201 is Insmed’s lead gene therapy, an intrathecally-delivered treatment for patients with Duchenne muscular dystrophy (DMD); Plans to initiate a clinical trial in patients with DMD in the first half of 2025.

ASCEND Phase 1 in Duchenne Muscular Dystrophy (DMD)

Trial summary



SCREENING
Cohort 1: 3 - <5yrs
INS1201 IT
Dose Strength A
(3 patients)*
Cohort 2: 3 - <5yrs
INS1201 IT
Dose Strength B
(3 patients)*
Cohort 3: 2yrs
INS1201 IT
Dose Strength A
(3 patients)*
Cohort 4: 2yrs
INS1201 IT
Dose Strength B
(3 patients)*
The IDMC will meet after the completion of the 30-day safety period for the last participant in cohorts 1 and 3 for a safety review before initiating the next cohort(s)

ASCEND

Key Trial Information

- Single dose via intrathecal administration
- 30-day safety monitoring period between each patient in each cohort
- Patients must be ambulatory at time of screening

Primary Endpoint

- Safety and Tolerability

Secondary Endpoints

- Muscle dystrophin levels
- Dose Finding

Exploratory Endpoints

- Multiple age-appropriate functional and developmental outcomes insmed

* 30-day safety observation period between each participant in each cohort
IDMC=Independent Data Monitoring Committee

INS1201 is Insmed's lead gene therapy, an intrathecally-delivered treatment for patients with Duchenne muscular dystrophy (DMD); Plans to initiate a clinical trial in patients with DMD in the first half of 2025.

30

 Our Culture is Our Greatest Strength  In a recent survey*  >90% of   Employees  who responded said they felt:  * The 2024 annual Insmed Pulse Survey included 89.4% participation across the organization  Proud to work at Insmed  Inspired by what we do  Confident in Insmed’s future  Driven to do their best work  No. 1 on Science’s Top BioPharma Employers List  Certified as a U.S. Great Place to Work  Four years in a row  Four years in a row

 Appendix

Strong, Long-Dated Patent Exclusivity

	US		Japan		EU	
	Current Exclusivity	Potential Exclusivity	Current Exclusivity	Potential Exclusivity	Current Exclusivity	Potential Exclusivity
ARIKAYCE	2035	2041[a]	2035	2041[a]	2035	2041[a]
Brensocatib	2040	2040+[b]	2039	2040+[c]	2035	2040[c]
TPIP	2034	2041[d]	2034	2041[d]	2034	2041[d]

insmed

[a] Based on U.S. Patent Application No.18/024,040 and ex-U.S. counterpart applications issuing as patents. Additionally, given the complexity of drug product (liposomal inhalation with specific nebulizer), required bioequivalence testing could be difficult and lead to few generic entrants.

[b] Based on potential patent term extension (PTE) in the U.S. and US Application No. 16/975,292, which has been allowed, issuing in the U.S.

[c] Based on SPC and Japan PTE being capped at 5 years

[d] Based on US Application No. 18/513,377 and ex-US counterparts issuing as a patent

33

 Manufacturing  Brensocatib  ARIKAYCE  TPIP  API  Drug Product  Spain  Canada   API  Drug Product  Taiwan   US   API  Drug Product  Italy  UK   To come online  Canada

 ARISE: QoL-B Respiratory Score Changes* Show Clear Separation When PGI-S Category Improved vs. No Change or Decline  QoL-B: Quality of Life-Bronchiectasis Respiratory Domain questionnaire | PGI-S: Patient Global Impression of Severity | MAC: Mycobacterium avium complex   * Includes patient data from both the treatment and control arm of the ARISE study  Estimated Meaningful Score Difference Region is +12.2 to +16.7 points  ARIKAYCE  Estimated Meaningful Score Difference for QoL-B Resp. in MAC patients is +14.8 points

ARIKAYCE

ARISE: Comparison Between Treatment Arms Shows Clear Favorable Trend for ARIKAYCE Arm

	QoL-B Respiratory Domain		
	ALIS+AZI+ETH N=48	ELC+AZI+ETH N=51	Difference
# of Participants Evaluated for Change from Baseline to Month 7	43	48	
# of Missing Change from Baseline to Month 7 Value	5	3	
Change in PRO Score from Baseline to Month 7 (LS-Mean)	12.24	7.76	4.48
(95% Confidence Interval)	(7.96, 16.53)	(3.76, 11.77)	(-0.97, 9.93)
p-value			0.1073

ITT analysis with multiple imputation for missing data

ANCOVA model includes change from baseline as response variable and treatment, baseline Resp Score, and history of MAC lung infection as independent variables.

insmed

ALIS: amikacin liposome inhalation suspension | AZI: azithromycin | ELC: empty liposome control | ETH: ethambutol | LS: least-squares | QoL-B: Quality of Life-Bronchiectasis Respiratory Domain questionnaire | PRO: patient-reported outcome

36

 ARISE: QoL-B Respiratory Score Changes from Baseline to Month 7   Show Clear Separation for ARIKAYCE Group  CDF: cumulative distribution function | ALIS: amikacin liposome inhalation suspension | AZI: azithromycin; ELC: empty liposome control | ETH: ethambutol |   QoL-B: Quality of Life-Bronchiectasis Respiratory Domain questionnaire | MAC: Mycobacterium avium complex  ARIKAYCE  Estimated Meaningful Score Difference for QoL-B Resp. in MAC patients is +14.8 points  Estimated Meaningful Score Difference Region is +12.2 to +16.7 points  43.8% of patients in ARIKAYCE arm achieved >14.8-point improvement   33.3% of patients in control arm achieved >14.8-point improvement

 ARISE: Significantly* Higher, More Persistent Culture Conversion in ARIKAYCE Arm  ALIS: amikacin liposome inhalation suspension | AZI: azithromycin | ELC: empty liposome control | ETH: ethambutol  * “Nominally statistically significant” because no hierarchical testing or adjustment for multiplicity was conducted in ARISE.  Difference at Month 7 Nominally Statistically Significant*  (p-value = 0.0010)  Proportions estimated by Standardized Logistic Regression with treatment group and History of MAC Lung Infection as factors in the model with multiple imputation for missing data.  ARIKAYCE

 ARISE: For Those Who Achieved Culture Conversion, Patients in ARIKAYCE Arm Converted Faster  ALIS: amikacin liposome inhalation suspension | AZI: azithromycin | ELC: empty liposome control | ETH: ethambutol  ~74% of converters on ARIKAYCE achieved clinical conversion at the first possible time point (Month 2) vs. ~47% for the control arm  ARIKAYCE

ARIKAYCE

ARISE: Correlation Shown Between Culture Conversion and QoL-B Respiratory Score Changes in ARIKAYCE Arm

	ALIS+AZI+ETH (N=48)		
	Culture Converted by Month 6	Not Culture Converted by Month 6	Difference
Change in QoL-B Resp. Score (Baseline to Month 7)	+15.74	+3.53	**+12.21**
(95% Confidence Interval)	(+11.45, +20.03)	(-5.34, +12.41)	(+2.33, +22.08)
p-value			**0.0167**
	Culture Converted by Month 7	Not Culture Converted by Month 7	Difference
Change in QoL-B Resp. Score (Baseline to Month 7)	+14.89	+4.50	**+10.39**
(95% Confidence Interval)	(+10.47, +19.31)	(-4.40, +13.40)	(+0.42, +20.37)
p-value			**0.0416**

ANCOVA model includes change from baseline as the response variable and baseline Resp Score, and culture conversion status as independent variables using observed data.

insmed

ALIS: amikacin liposome inhalation suspension | AZI: azithromycin | ETH: ethambutol | LS: least-squares; QoL-B: Quality of Life-Bronchiectasis Respiratory Domain questionnaire

40

 ALIS+AZI+ETH  N=48  ELC+AZI+ETH  N=51  Total  N=99  Study completion (%)  44 (91.7)  48 (94.1)  92 (92.9)  Treatment completion with all 3 drugs (%)  35 (72.9)  47 (92.2)  82 (82.8)   Early ALIS/ELC discontinuation (%)  11 (22.9)  4 (7.8)  15 (15.2)  Any TEAE (%)  44 (91.7)  41 (80.4)  85 (85.9)   Dysphonia (%)  20 (41.7)  2 (3.9)  22 (22.2)   Cough (%)  13 (27.1)  4 (7.8)  17 (17.2)   Diarrhea (%)  13 (27.1)  13 (25.5)  26 (26.3)   COVID-19 (%)   6 (12.5)  5 (9.8)  11 (11.1)  # Participants with Serious TEAE (%)  7 (14.6)  3 (5.9)  10 (10.1)  ARISE: No New or Unexpected Safety Signals in ARISE  ALIS: amikacin liposome inhalation suspension | AZI: azithromycin | ELC: empty liposome control | ETH: ethambutol | TEAE: treatment-emergent adverse event; EAR: exposure adjusted incidence rate  All serious TEAEs unrelated to ARIKAYCE   ARIKAYCE

Brensocatib

ASPEN: Annualized Rate of Adjudicated Pulmonary Exacerbations Over 52 Weeks

Primary endpoint



Annualized rate of exacerbations[a]
1.5
1
0.5
0
21.1% Risk reduction
19.4% Risk reduction
1.015
1.036
1.286
Brensocatib 10 mg
Brensocatib 25 mg
Placebo

	Brensocatib 10 mg n=583	Brensocatib 25 mg n=575
Rate ratio vs. placebo (95% CI)	0.789 (0.680–0.916)	0.806 (0.694–0.936)
P value	0.0019[b]	0.0046[b]

Risk Reduction Consistent Across Nearly All Pre-specified Subgroups[c]

[a] Exacerbations were adjudicated events in the ITT analysis set analyzed using a negative binomial model
[b] *P* value is statistically significant when adjusted for multiplicity control
[c] See Appendix for subgroup analysis | ITT=intention-to-treat

42

 ASPEN: Change From Baseline in Post-Bronchodilator FEV1 at Week 52  a % Predicted FEV1 analyzed using a linear repeated measures model in the ITT analysis set. b P value is statistically significant when adjusted for multiplicity controlc See Appendix for subgroup analysis  BD=bronchodilator | FEV1=forced expiratory volume in 1 second | ITT=intention-to-treat | LS=least squares  Secondary endpoint  Brensocatib 25 mg showed a 38 mL less FEV1 decline vs. placebo  (with similar results observed across  all prespecified subgroupsc)  Brensocatib 10 mg  Brensocatib 25 mg  Placebo  LS mean change from baseline to week 52 in post-BD FEV1 (mL)  −50  −24  −62  LS mean difference vs placebo in post-BD FEV1 (mL)  11  38  –  P value vs placebo  0.3841  0.0054b  –  LS mean (SE) change from baseline   in post-BD FEV1, mLa  1  16  28  40  52  Week  0  −20  −40  −60  579  545  529  513  475  571  529  523  494  487  563  522  513  494  468  Brensocatib 10 mg   Brensocatib 25 mg  Placebo  Placebo  Brensocatib 25 mg  Brensocatib 10 mg  Number of patients with observation  Brensocatib

 ASPEN: Change From Baseline in QoL-B Respiratory Symptom Domain Score at Week 52  a Adult patients only. b P value vs placebo calculated using a linear repeated measures model in the ITT analysis set. c Nominally significant P value.LS=least squares | QoL-B RSS=Quality of Life-Bronchiectasis Questionnaire Respiratory Symptom Domain score.  Secondary endpoint  Brensocatib 25 mg showed a nominally significant improvement in QoL-B RSS of 3.8 points vs placebo  Brensocatib 10 mg  Brensocatib 25 mg  Placebo  LS mean change from baseline to week 52 in QoL-B RSS  6.841  8.575  4.809  LS mean difference vs placebo in QoL-B RSS  2.031  3.766  –  P value vs placebob  0.0594  0.0004c  –  1  4  8  12  16  20  24  28  32  36  40  44  48  52  0  2  4  6  8  LS mean (SE) change from baseline in QoL-B RSS  488  473  463  456  453  450  446  443  418  418  435  423  416  381  497  476  464  459  454  456  442  446  434  438  432  426  423  394  487  457  459  452  448  437  421  434  428  411  408  405  399  366  Placebo  Brensocatib 25 mg  Brensocatib 10 mg  Number of patients with observationa  Brensocatib 10 mg   Brensocatib 25 mg  Placebo  Week  Brensocatib

 ASPEN: TEAEs and Treatment Discontinuations Were Comparable in Brensocatib and Placebo Arms  TEAE=treatment-emergent adverse event * As reported by study investigators  Brensocatib 10 mgn=582  Brensocatib 25 mgn=574  Placebon=563  Any TEAE, n (%)  452 (77.7)  440 (76.7)  448 (79.6)  Severe TEAE, n (%)   74 (12.7)  67 (11.7)  90 (16.0)  Serious TEAE, n (%)   101 (17.4)  97 (16.9)  108 (19.2)  TEAE leading to death, n (%)  3 (0.5)  4 (0.7)  7 (1.2)  TEAE leading to treatment discontinuation, n (%)   25 (4.3)  22 (3.8)  23 (4.1)  TEAEs of special interest*, n (%)  42 (7.2)  56 (9.8)  53 (9.4)  Hyperkeratosis, n (%)  8 (1.4)  17 (3.0)  4 (0.7)  Periodontal/gingival event, n (%)  8 (1.4)  12 (2.1)  15 (2.7)  Severe infection, n (%)  4 (0.7)  7 (1.2)  4 (0.7)  Pneumonia, n (%)  23 (4.0)  27 (4.7)  33 (5.9)  Rates of TEAEs of Special Interest* Were Comparable Between Treatment Arms and Placebo  Brensocatib

 ASPEN: Change From Baseline in Post-Bronchodilator FVC at Week 52  Brensocatib  aFVC analyzed using a linear repeated measures model in the ITT analysis set. bNominally significant P value.BD=bronchodilator; FVC=forced vital capacity; ITT=intention-to-treat; LS=least squares.  Exploratory endpoint  Brensocatib 10 mg  Brensocatib 25 mg  Placebo  LS mean change from baseline to week 52 in post-BD FVC (mL)  -51  -12  -87  LS mean difference vs placebo in post-BD FVC (mL)  36  75  –  P value vs placebo  0.0331b  <0.0001b  –  Placebo  Brensocatib 25 mg  Brensocatib 10 mg  Number of patients with observation  545  529  513  475  529  523  494  487  522  513  494  468  579  571  563  1  16  28  40  52  20  0  −40  −80  Brensocatib 10 mg   Brensocatib 25 mg  Placebo  −100  −20  −60  LS mean (SE) change from baseline   in post-BD FVC, mLa  Week

 ASPEN: Change From Baseline in Average Daily BEST Score  Brensocatib  a Average daily change in the BEST score analyzed with an analysis of covariance model in adult patients in the ITT analysis set. | b Nominally significant P value.BEST, Bronchiectasis Exacerbation and Symptoms Tool.  Exploratory endpoint  Brensocatib 10 mg  Brensocatib 25 mg  Placebo  LS mean change from baseline in 52-week average daily BEST score  −0.594  −0.999  −0.426  LS mean difference vs placebo in BEST score  −0.168  −0.572  –  P value vs placebo  0.1696  <0.0001b  –  Mean change from baseline in BEST scorea  Week  Number of patients with observationa  Placebo  Brensocatib 25 mg  Brensocatib 10 mg  558  553  555  547  544  534  528  520  515  506  504  505  497  488  557  552  542  540  534  529  517  520  522  513  507  505  499  494  549  549  541  534  527  520  517  508  505  499  493  490  485  477  1  4  8  12  16  20  24  28  32  36  40  44  48  52  −1.5  −1.0  −0.5  0.0  Brensocatib 10 mg   Brensocatib 25 mg   Placebo

Brensocatib

ASPEN: Annualized Rate of Adjudicated Pulmonary Exacerbations Over 52 Weeks Among Prespecified Subgroups *(1 of 3)*

Subgroup	Brensocatib 10 mg (N=583) n (%)	Brensocatib 25 mg (N=575) n (%)	Placebo (N=563) n (%)	Brensocatib 10 mg Rate ratio (95% CI)	Brensocatib 25 mg Rate ratio (95% CI)
Overall	583 (100.0)	575 (100.0)	563 (100.0)	0.79 (0.68-0.92)	0.81 (0.69-0.94)
Age					
12 to <18 years	17 (2.9)	16 (2.8)	8 (1.4)	0.41 (0.11-1.58)	0.73 (0.20-2.68)
18 to <65 years	289 (49.6)	257 (44.7)	295 (52.4)	0.81 (0.66-0.99)	0.70 (0.57-0.86)
≥65 years	277 (47.5)	302 (52.5)	260 (46.2)	0.79 (0.63-0.99)	0.93 (0.74-1.15)
<75 years	500 (85.8)	491 (85.4)	470 (83.5)	0.81 (0.69-0.95)	0.79 (0.68-0.93)
≥75 years	83 (14.2)	84 (14.6)	93 (16.5)	0.61 (0.40-0.94)	0.89 (0.59-1.34)
≥18 years	566 (97.1)	559 (97.2)	555 (98.6)	0.80 (0.69-0.93)	0.80 (0.69-0.93)
Sex					
Female	385 (66.0)	360 (62.6)	362 (64.3)	0.81 (0.68-0.96)	0.83 (0.70-1.00)
Male	198 (34.0)	215 (37.4)	201 (35.7)	0.75 (0.57-0.99)	0.75 (0.57-0.98)
Race					
American Indian or Alaska Native	8 (1.4)	6 (1.0)	9 (1.6)	NE	NE
Asian	63 (10.8)	64 (11.1)	64 (11.4)	0.40 (0.23-0.67)	0.41 (0.24-0.70)
Black or African American	2 (0.3)	5 (0.9)	3 (0.5)	NE	NE
Native Hawaiian or Other Pacific Islander	1 (0.2)	0 (0.0)	1 (0.2)	NE	NE
White	431 (73.9)	430 (74.8)	405 (71.9)	0.79 (0.67-0.94)	0.79 (0.67-0.93)
Other[a]	15 (2.6)	13 (2.3)	11 (2.0)	NE	NE
Ethnicity					
Hispanic or Latino	177 (30.4)	164 (28.5)	170 (30.2)	0.94 (0.70-1.26)	0.92 (0.69-1.24)
Not Hispanic or Latino	391 (67.1)	397 (69.0)	373 (66.3)	0.73 (0.61-0.87)	0.77 (0.64-0.92)
Number of PEs in prior 12 months					
2	411 (70.5)	412 (71.7)	396 (70.3)	0.73 (0.60-0.89)	0.78 (0.65-0.95)
≥3	172 (29.5)	163 (28.3)	167 (29.7)	0.89 (0.72-1.11)	0.85 (0.67-1.07)


0.1
1
10
Brensocatib 10 mg better
Placebo better


0.1
1
10
Brensocatib 25 mg better
Placebo better

PE=pulmonary exacerbation
[a]Other races were Asian/Maori, Australian Aboriginal, Brown Race, Latin, Latino, Maori, Mestizo, Mexican, mixed, mixed race, New Zealand Maori, other mixed, and Puerto Rican.

Metersky ML, et al. CHEST Annual Meeting, Boston, MA, USA, October 6-9, 2024. Poster 3186.

insmed 48

Brensocatib

ASPEN: Annualized Rate of Adjudicated Pulmonary Exacerbations Over 52 Weeks Among Prespecified Subgroups *(2 of 3)*

Subgroup	Brensocatib 10 mg (N=583) n (%)	Brensocatib 25 mg (N=575) n (%)	Placebo (N=563) n (%)	Brensocatib 10 mg Rate ratio (95% CI)	Brensocatib 25 mg Rate ratio (95% CI)
Chronic use of antibiotics					
Yes	146 (25.0)	154 (26.8)	133 (23.6)	0.76 (0.59-0.97)	0.74 (0.57-0.96)
No	437 (75.0)	421 (73.2)	430 (76.4)	0.80 (0.66-0.96)	0.82 (0.68-0.98)
Maintenance use of macrolides					
Yes	110 (18.9)	114 (19.8)	105 (18.7)	0.79 (0.58-1.06)	0.79 (0.58-1.08)
No	473 (81.1)	461 (80.2)	458 (81.3)	0.78 (0.66-0.93)	0.80 (0.67-0.95)
P. aeruginosa colonization status					
Positive	203 (34.8)	205 (35.7)	199 (35.3)	0.75 (0.59-0.95)	0.88 (0.70-1.10)
Negative	380 (65.2)	370 (64.3)	364 (64.7)	0.81 (0.67-0.98)	0.77 (0.64-0.94)
BSI score					
≤4	136 (23.3)	150 (26.1)	148 (26.3)	0.77 (0.55-1.07)	0.69 (0.50-0.95)
5-8	275 (47.2)	239 (41.6)	220 (39.1)	0.71 (0.56-0.89)	0.77 (0.60-0.97)
≥9	168 (28.8)	182 (31.7)	195 (34.6)	0.92 (0.72-1.17)	0.92 (0.73-1.17)
<Median	286 (49.1)	278 (48.3)	275 (48.8)	0.77 (0.61-0.97)	0.74 (0.59-0.92)
≥Median	293 (50.3)	293 (51.0)	288 (51.2)	0.80 (0.66-0.97)	0.86 (0.70-1.04)
BE-CT score					
<Median	274 (47.0)	273 (47.5)	255 (45.3)	0.78 (0.62-0.98)	0.91 (0.73-1.14)
≥Median	309 (53.0)	302 (52.5)	308 (54.7)	0.81 (0.67-0.98)	0.74 (0.61-0.91)
Post-BD FEV_1 (% predicted)					
<50%	101 (17.3)	102 (17.7)	98 (17.4)	1.01 (0.70-1.46)	1.23 (0.86-1.75)
≥50%	478 (82.0)	469 (81.6)	465 (82.6)	0.74 (0.62-0.87)	0.72 (0.61-0.85)


Brensocatib 10 mg Rate ratio (95% CI)
0.1
1
10
Brensocatib 10 mg better
Placebo better


Brensocatib 25 mg Rate ratio (95% CI)
0.1
1
10
Brensocatib 25 mg better
Placebo better

BD=bronchodilator; BE-CT=bronchiectasis computed tomography; BSI=Bronchiectasis Severity Index; FEV_1=forced expiratory volume in 1 second

Metersky ML, et al. CHEST Annual Meeting, Boston, MA, USA, October 6-9, 2024. Poster 3186.

49

Brensocatib

ASPEN: Annualized Rate of Adjudicated Pulmonary Exacerbations Over 52 Weeks Among Prespecified Subgroups *(3 of 3)*

Subgroup	Brensocatib 10 mg (N=583) n (%)	Brensocatib 25 mg (N=575) n (%)	Placebo (N=563) n (%)	Brensocatib 10 mg Rate ratio (95% CI)	Brensocatib 25 mg Rate ratio (95% CI)
Stratification region					
North America[b]	84 (14.4)	83 (14.4)	81 (14.4)	0.66 (0.45-0.97)	0.83 (0.59-1.18)
Europe[c]	231 (39.6)	221 (38.4)	221 (39.3)	0.90 (0.72-1.14)	0.86 (0.70-1.08)
Japan	30 (5.1)	28 (4.9)	29 (5.2)	0.37 (0.16-0.87)	0.32 (0.14-0.75)
Rest of World[d]	238 (40.8)	243 (42.3)	232 (41.2)	0.79 (0.63-0.99)	0.83 (0.65-1.06)
Geographic region					
South America[e]	174 (29.8)	157 (27.3)	157 (27.9)	0.91 (0.68-1.23)	0.92 (0.67-1.26)
Eastern Europe[f]	75 (12.9)	68 (11.8)	72 (12.8)	0.54 (0.29-0.99)	0.62 (0.35-1.08)
Western countries[g]	216 (37.0)	205 (35.7)	201 (35.7)	0.86 (0.70-1.07)	0.86 (0.69-1.06)
Asian countries[h]	81 (13.9)	91 (15.8)	88 (15.6)	0.62 (0.41-0.94)	0.62 (0.41-0.94)
Oceania[i]	37 (6.3)	54 (9.4)	45 (8.0)	0.79 (0.54-1.17)	0.77 (0.51-1.18)
Blood eosinophil count					
≥300/mm³	115 (19.7)	111 (19.3)	106 (18.8)	0.72 (0.52-0.99)	0.86 (0.62-1.20)
<300/mm³	465 (79.8)	461 (80.2)	452 (80.3)	0.81 (0.68-0.95)	0.79 (0.67-0.94)
Smoking status					
Former smoker	164 (28.1)	163 (28.3)	183 (32.5)	0.83 (0.64-1.07)	0.75 (0.58-0.97)
Never smoked	419 (71.9)	412 (71.7)	380 (67.5)	0.78 (0.65-0.93)	0.84 (0.70-1.01)
Use of inhaled steroids					
Yes	324 (55.6)	324 (56.3)	352 (62.5)	0.83 (0.69-0.99)	0.76 (0.63-0.92)
No	259 (44.4)	251 (43.7)	211 (37.5)	0.78 (0.60-1.01)	0.93 (0.73-1.20)
History of asthma					
Yes	101 (17.3)	109 (19.0)	111 (19.7)	0.96 (0.71-1.30)	0.99 (0.72-1.34)
No	482 (82.7)	466 (81.0)	452 (80.3)	0.75 (0.63-0.89)	0.76 (0.64-0.90)
History of COPD					
Yes	77 (13.2)	83 (14.4)	102 (18.1)	0.70 (0.44-1.13)	0.81 (0.56-1.18)
No	506 (86.8)	492 (85.6)	461 (81.9)	0.80 (0.68-0.93)	0.80 (0.68-0.95)
Hospitalized in prior 24 months for PE					
Yes	146 (25.0)	133 (23.1)	142 (25.2)	0.89 (0.68-1.16)	0.81 (0.61-1.07)
No	437 (75.0)	442 (76.9)	421 (74.8)	0.76 (0.63-0.90)	0.81 (0.68-0.96)


Brensocatib 10 mg
Rate ratio
(95% CI)
0.1
1
10
Brensocatib 10 mg better
Placebo better


Brensocatib 25 mg
Rate ratio
(95% CI)
0.1
1
10
Brensocatib 25 mg better
Placebo better

Metersky ML, et al. CHEST Annual Meeting, Boston, MA, USA, October 6-9, 2024. Poster 3186.

insmed

COPD=chronic obstructive pulmonary disease; PE=pulmonary exacerbation
[b]Includes the United States and Canada. [c]Includes Austria, Belgium, Bulgaria, Denmark, France, Germany, Greece, Hungary, Ireland, Israel, Italy, Latvia, Netherlands, Poland, Portugal, Serbia, Slovakia, Spain, Turkey, and United Kingdom. [d]Includes Argentina, Australia, Brazil, Chile, Colombia, Korea (the Republic of), Malaysia, Mexico, New Zealand, Peru, Taiwan, and Thailand. [e]Includes Argentina, Brazil, Chile, Colombia, Mexico, and Peru. [f]Includes Bulgaria, Greece, Hungary, Latvia, Poland, Serbia, Slovakia, and Turkey. [g]Includes Austria, Belgium, Canada, Denmark, France, Germany, Ireland, Italy, Netherlands, Portugal, Spain, United Kingdom, and United States. [h]Includes Israel, Japan, Korea (the Republic of), Malaysia, Taiwan, and Thailand. [i]Includes Australia and New Zealand.

50

 Subgroup  Brensocatib 10 mg  (N=583)  n (%)  Brensocatib 25 mg  (N=575)  n (%)  Placebo (N=563)  n (%)  Brensocatib 10 mg  LS mean difference  (95% CI)  Brensocatib 10 mgLS mean difference  (95% CI)  Brensocatib 25 mg  LS mean difference  (95% CI)  Brensocatib 25 mg  LS mean difference  (95% CI)  Overall  583 (100.0)  575 (100.0)  563 (100.0)  11 (–14 to 37)  38 (11 to 65)  Age  12 to <18 years  17 (2.9)  14 (2.4)  8 (1.4)  287 (–134 to 707)  324 (–96 to 745)  18 to <65 years  281 (48.2)  243 (42.3)  280 (49.7)  –4 (–43 to 35)  31 (–11 to 74)  ≥65 years  266 (45.6)  294 (51.1)  251 (44.6)  21 (–12 to 55)  42 (9 to 75)  <75 years  482 (82.7)  470 (81.7)  448 (79.6)  10 (–19 to 39)  40 (10 to 70)  ≥75 years  82 (14.1)  81 (14.1)  91 (16.2)  23 (–35 to 80)  29 (–26 to 83)  ≥18 years  547 (93.8)  537 (93.4)  531 (94.3)  8 (–18 to 34)  36 (10 to 63)  Sex  Female  371 (63.6)  342 (59.5)  347 (61.6)  –3 (–32 to 26)  32 (2 to 62)  Male  193 (33.1)  209 (36.3)  192 (34.1)  42 (–9 to 94)  50 (–1 to 102)  Race  American Indian or Alaska Native  8 (1.4)  6 (1.0)  8 (1.4)  256 (–233 to 746)  256 (34 to 478)  Asian  63 (10.8)  63 (11.0)  58 (10.3)  18 (–27 to 63)  69 (24 to 114)  Black or African American  1 (0.2)  5 (0.9)  2 (0.4)  NE  NE  Native Hawaiian or Other Pacific Islander  1 (0.2)  0 (0.0)  1 (0.2)  NE  NE  White  416 (71.4)  409 (71.1)  392 (69.6)  11 (–19 to 40)  27 (–4 to 58)  Othera  14 (2.4)  13 (2.3)  10 (1.8)  30 (–118 to 178)  152 (–96 to 399)  Ethnicity  Hispanic or Latino  171 (29.3)  156 (27.1)  164 (29.1)  19 (–36 to 75)  29 (–26 to 84)  Not Hispanic or Latino  378 (64.8)  382 (66.4)  355 (63.1)  6 (–23 to 35)  40 (9 to 70)  Number of PEs in prior 12 months  2  395 (67.8)  392 (68.2)  375 (66.6)  11 (–21 to 44)  38 (7 to 70)  ≥3  169 (29.0)  159 (27.7)  164 (29.1)  12 (–30 to 55)  35 (–16 to 87)  FEV1=forced expiratory volume in 1 second; LS=least squares; PE=pulmonary exacerbationa Other races were Asian/Maori, Australian Aboriginal, Brown Race, Latin, Latino, Maori, Mestizo, Mexican, mixed, mixed race, New Zealand Maori, other mixed, and Puerto Rican.   Aksamit TR, et al. CHEST Annual Meeting, Boston, MA, USA, October 6-9, 2024. Poster 3185.  Placebo better  Brensocatib 10 mg better  -300  -200  -100  0  100  200  300  400  500  600  700  800  Placebo better  Brensocatib 25 mg better  -300  -200  -100  0  100  200  300  400  500  600  700  800  ASPEN: Change From Baseline in Post-Bronchodilator FEV1 at Week 52 Among Prespecified Subgroups (1 of 3)  Brensocatib

 Subgroup  Brensocatib 10 mg  (N=583)  n (%)  Brensocatib 25 mg  (N=575)  n (%)  Placebo (N=563)  n (%)  Brensocatib 10 mg  LS mean difference  (95% CI)  Brensocatib 10 mgLS mean difference  (95% CI)  Brensocatib 25 mg  LS mean difference  (95% CI)  Brensocatib 25 mg  LS mean difference  (95% CI)  Chronic use of antibiotics  Yes  141 (24.2)  147 (25.6)  128 (22.7)  –22 (–75 to 30)  40 (–9 to 89)  No  423 (72.6)  404 (70.3)  411 (73.0)  22 (–8 to 52)  37 (5 to 68)  Maintenance use of macrolides  Yes  106 (18.2)  110 (19.1)  104 (18.5)  –15 (–70 to 39)  44 (–16 to 104)  No  458 (78.6)  441 (76.7)  435 (77.3)  17 (–12 to 47)  35 (2 to 73)  P. aeruginosa colonization status  Positive  199 (34.1)  194 (33.7)  190 (33.7)  4 (–32 to 39)  40 (2 to 78)  Negative  365 (62.6)  357 (62.1)  349 (62.0)  16 (–19 to 51)  37 (2 to 73)  BSI score  ≤4  131 (22.5)  144 (25.0)  144 (25.6)  –7 (–68 to 54)  23 (–33 to 80)  5-8  270 (46.3)  231 (40.2)  208 (36.9)  23 (–15 to 61)  22 (–17 to 60)  ≥9  163 (28.0)  176 (30.6)  187 (33.2)  17 (–22 to 56)  74 (28 to 121)  <Median  277 (47.5)  268 (46.6)  261 (46.4)  0 (–40 to 40)  18 (–21 to 58)  ≥Median  287 (49.2)  283 (49.2)  278 (49.4)  26 (–8 to 59)  58 (22 to 94)  BE-CT score  <Median  266 (45.6)  261 (45.4)  249 (44.2)  8 (–33 to 50)  30 (–13 to 72)  ≥Median  298 (51.1)  290 (50.4)  290 (51.5)  17 (–15 to 49)  48 (15 to 81)  Post-BD FEV1 (% predicted)  <50%  98 (16.8)  96 (16.7)  92 (16.3)  –10 (–60 to 40)  32 (–23 to 87)  ≥50%  466 (79.9)  455 (79.1)  447 (79.4)  16 (–13 to 46)  39 (9 to 69)  BD=bronchodilator; BE-CT=bronchiectasis computed tomography; BSI=Bronchiectasis Severity Index; FEV1=forced expiratory volume in 1 second; LS=least squares  Aksamit TR, et al. CHEST Annual Meeting, Boston, MA, USA, October 6-9, 2024. Poster 3185.  Placebo better  Brensocatib 10 mg better  -300  -200  -100  0  100  200  300  400  500  600  700  800  Placebo better  Brensocatib 25 mg better  -300  -200  -100  0  100  200  300  400  500  600  700  800  ASPEN: Change From Baseline in Post-Bronchodilator FEV1 at Week 52 Among Prespecified Subgroups (2 of 3)  Brensocatib

 COPD=chronic obstructive pulmonary disease; FEV1=forced expiratory volume in 1 second; LS=least squares; PE=pulmonary exacerbationbIncludes the United States and Canada. cIncludes Austria, Belgium, Bulgaria, Denmark, France, Germany, Greece, Hungary, Ireland, Israel, Italy, Latvia, Netherlands, Poland, Portugal, Serbia, Slovakia, Spain, Turkey, and United Kingdom. dIncludes Argentina, Australia, Brazil, Chile, Colombia, Korea (the Republic of), Malaysia, Mexico, New Zealand, Peru, Taiwan, and Thailand. eIncludes Argentina, Brazil, Chile, Colombia, Mexico, and Peru. fIncludes Bulgaria, Greece, Hungary, Latvia, Poland, Serbia, Slovakia, and Turkey. gIncludes Austria, Belgium, Canada, Denmark, France, Germany, Ireland, Italy, Netherlands, Portugal, Spain, United Kingdom, and United States. hIncludes Israel, Japan, Korea (the Republic of), Malaysia, Taiwan, and Thailand. iIncludes Australia and New Zealand.   Aksamit TR, et al. CHEST Annual Meeting, Boston, MA, USA, October 6-9, 2024. Poster 3185.  Subgroup  Brensocatib 10 mg  (N=583)  n (%)  Brensocatib 25 mg  (N=575)  n (%)  Placebo (N=563)  n (%)  Brensocatib 10 mg  LS mean difference  (95% CI)  Brensocatib 10 mgLS mean difference  (95% CI)  Brensocatib 25 mg  LS mean difference  (95% CI)  Brensocatib 25 mg  LS mean difference  (95% CI)  Stratification region  North Americab  79 (13.6)  81 (14.1)  75 (13.3)  20 (–44 to 85)  77 (–5 to 159)  Europec  223 (38.3)  211 (36.7)  214 (38.0)  5 (–36 to 46)  35 (–8 to 78)  Japan  30 (5.1)  28 (4.9)  29 (5.2)  47 (–20 to 115)  97 (32 to 162)  Rest of Worldd  232 (39.8)  231 (40.2)  221 (39.3)  11 (–32 to 54)  20 (–20 to 60)  Geographic region  South Americae  169 (29.0)  149 (25.9)  151 (26.8)  10 (–46 to 67)  13 (–41 to 66)  Eastern Europef  74 (12.7)  65 (11.3)  67 (11.9)  48 (–23 to 120)  41 (–50 to 131)  Western countriesg  206 (35.3)  196 (34.1)  193 (34.3)  1 (–42 to 44)  56 (8 to 104)  Asian countriesh  79 (13.6)  90 (15.7)  84 (14.9)  –1 (–44 to 42)  39 (–4 to 82)  Oceaniai  36 (6.2)  51 (8.9)  44 (7.8)  28 (–51 to 108)  32 (–44 to 109)  Blood eosinophil count  ≥300/mm3  110 (18.9)  110 (19.1)  101 (17.9)  0 (–57 to 57)  43 (–24 to 110)  <300/mm3  452 (77.5)  438 (76.2)  434 (77.1)  16 (–13 to 46)  37 (7 to 66)  Smoking status  Former smoker  159 (27.3)  159 (27.7)  177 (31.4)  11 (–33 to 55)  51 (8 to 93)  Never smoked  405 (69.5)  392 (68.2)  362 (64.3)  12 (–20 to 44)  33 (–1 to 66)  Use of inhaled steroids  Yes  314 (53.9)  312 (54.3)  337 (59.9)  13 (–21 to 47)  41 (6 to 76)  No  250 (42.9)  239 (41.6)  202 (35.9)  10 (–29 to 49)  37 (–4 to 78)  History of asthma  Yes  96 (16.5)  105 (18.3)  106 (18.8)  –23 (–89 to 42)  24 (–41 to 90)  No  468 (80.3)  446 (77.6)  433 (76.9)  20 (–8 to 48)  42 (12 to 71)  History of COPD  Yes  77 (13.2)  80 (13.9)  96 (17.1)  10 (–45 to 65)  39 (–12 to 90)  No  487 (83.5)  471 (81.9)  443 (78.7)  10 (–19 to 39)  37 (7 to 67)  Hospitalized in prior 24 months for PE  Yes  141 (24.2)  130 (22.6)  134 (23.8)  58 (4 to 113)  110 (53 to 166)  No  423 (72.6)  421 (73.2)  405 (71.9)  –3 (–32 to 26)  15 (–15 to 44)  Placebo better  Brensocatib 10 mg better  -300  -200  -100  0  100  200  300  400  500  600  700  800  Placebo better  Brensocatib 25 mg better  -300  -200  -100  0  100  200  300  400  500  600  700  800  ASPEN: Change From Baseline in Post-Bronchodilator FEV1 at Week 52 Among Prespecified Subgroups (3 of 3)  Brensocatib

 TPIP showed substantially lower Cmaxand longer half-life  Supports the potential for improved tolerability, efficacy and convenience  Safety profile was generally well tolerated, AEs were mild and consistent with inhaled prostanoid  Tolerability was improved with an up-titration approach  Findings suggest TPIP may be safely dosed at nominal doses far in excess of Tyvaso  PK supports development of TPIP with once daily dosing  TPIP showed substantially lower Cmax and longer half-life than that of Tyvaso  Future studies would use an up-titration dosing schedule to the maximum individual tolerated dose exceeding 600 µg once daily  TPIP  TPIP Phase 1 Study: Key Takeaways  TPIP=treprostinil palmitil inhalation powder; AES=adverse events; Cmax=highest concentration of a drug in blood, fluid, or target organ after dosing; PK=pharmacokinetics

TPIP

TPIP: Change From Baseline in Small and Large Blood Vessels

Lung imaging results from the Phase 2 PH-ILD study

	Baseline, mean (SD)		Change from baseline, %		Effect size,[a] %	*P* value
	TPIP (n=9)	Placebo (n=5)	TPIP (n=9)	Placebo (n=5)		
BV5A (mL) volume of pulmonary arteries <5 mm^2	19.5 (7.3)	33.6 (21.1)	+14.0	–7.5	+13.0	0.24
BV5A PR (%) volume of small arteries (<5 mm^2) as a fraction of total pulmonary vessel volume	24.1 (5.0)	27.6 (8.2)	+8.4	–5.5	+13.7	**0.02**
BV5A PRA (%) volume of small arteries (<5 mm^2) as a fraction of total pulmonary artery volume	44.4 (8.1)	47.1 (13.2)	+8.0	–3.8	+13.6	**0.05**
BV10A (mL) volume of pulmonary arteries >10 mm^2	11.9 (6.5)	15.8 (6.4)	–7.1	+16.3	–25.7	0.14
BV10A PR (%) volume of large arteries (>10 mm^2) as a fraction of total pulmonary vessel volume	14.0 (4.3)	14.6 (5.2)	–10.8	+16.4	–23.2	0.08
BV10A PRA (%) volume of large arteries (>10 mm^2) as a fraction of total pulmonary artery volume	25.7 (7.0)	25.0 (8.5)	–12.0	+18.7	–24.8	0.07
BV5A:BV10A RATIO	2.0 (1.1)	2.6 (2.5)	+31.4	–10.5	+49.4	0.17

There was a consistent increase of blood volume in small arteries observed with TPIP vs. placebo

[a]Effect size was calculated as a percentage of the treatment effect divided by the placebo arm baseline mean.
SD=standard deviation; TPIP=treprostinil palmitil inhalation powder; BV5A=volume of pulmonary arteries smaller than 5 mm2 in cross-sectional area; BV10A=volume of pulmonary arteries larger than 10 mm2 in cross-sectional area insmed
55

TPIP

TPIP: Change From Baseline in High Attenuation Abnormality Score[a]

Lung imaging results from the Phase 2 PH-ILD study

	Change from baseline, mean (SD)		Effect size,[c] %	*P* value
	TPIP (n=9)	Placebo (n=5)		
HAA score,[b] %	–0.7 (2.7)	0.3 (1.8)	–10.5	0.54

A numerical decrease from baseline in the HAA score observed with TPIP and slight increase with placebo

[a]A deep-learning algorithm was trained to distinguish between patches of voxels from scans of subjects with IPF and healthy subjects using automatically extracted high-attenuation textural features, excluding segmented blood vessels and airway walls, and to output a probability that a given patch is "fibrotic." The algorithm is applied to overlapping patches, calculating the attenuation probability for a given voxel as an average probability of all the patches which cover that voxel. The HAA score is that volume of high-attenuation voxels with a greater than 50% chance of being "fibrotic."

[b]The HAA score is expressed as a percentage of total lung volume.
[c]Effect size was calculated as a percentage of the treatment effect divided by the placebo arm baseline mean.

HAA=high-attenuation abnormality; SD=standard deviation; TPIP=treprostinil palmitil inhalation powder insmed

56

TPIP

TPIP: FRI in Representative Patients Treated with TPIP (A) vs. Placebo (B)

Lung imaging results from the Phase 2 PH-ILD study

TPIP (A)

Baseline | Week 16



0 5 10 140
Cross-sectional area (mm²)

TPIP	Change from baseline, mL (%)
BV5A:BV10A RATIO	+0.45 (+29.7%)

Placebo (B)

Baseline | Week 16



0 5 10 140
Cross-sectional area (mm²)

Placebo	Change from baseline, mL (%)
BV5A:BV10A RATIO	-0.11 (-8%)

Color indicates vessel size. Small vessels with cross-sectional area (CSA) <5 mm2 are colored in red (•), vessels with CSA 5-10 mm2 – in yellow (•), and CSA >10 mm2 – in blue (•). Parameters indicated as BV5 and BV10 represent the total volume of vessels with CSA <5 mm2 and >10 mm2, respectively. Note the increase of small vessels colored in red (•) in patients treated with TPIP at week 16, compared with placebo.

- TPIP treatment resulted in a **significant increase in the fraction of blood volume in small arteries** and a directional **improvement in small-to-large artery volume ratio** versus placebo
- Results suggestive of **small vessel vasodilation** and **improved pulmonary arteriole recruitment**
- A numerical **decrease in HAA score** was observed with TPIP

- Limitations included the small sample size, which may limit the generalizability of the results and may increase the risk of random variation
- Further evaluation of FRI in a larger trial may provide additional insights and support the strength and potential increased generalizability of these findings insmed

FRI=functional respiratory imaging; CSA=cross-sectional area; BV5A=volume of pulmonary arteries smaller than 5 mm2 in cross-sectional area; BV10A=volume of pulmonary arteries larger than 10 mm2 in cross-sectional area; TPIP=treprostinil palmitil inhalation powder; HAA=high-attenuation abnormality

57

Epidemiological Footnotes *(1 of 3)*

1. Internal analysis of published NTM epidemiology, including internal market research and US patient level claims data analysis:
   a) Jennifer Adjemian, Kenneth N Olivier, Amy E Seitz, Steven M Holland, D Rebecca Prevots: Prevalence of nontuberculous mycobacterial lung disease in U.S. Medicare beneficiaries Am J Respir Crit Care Med. 2012 Apr 15; 185(8):881-6 DOI: 10.1164/rccm.201111-2016OC
   b) Jennifer Adjemian, D Rebecca Prevots, Jack Gallagher, Kylee Heap, Renu Gupta, David Griffith: Lack of adherence to evidence-based treatment guidelines for nontuberculous mycobacterial lung disease Ann Am Thorac Soc. 2014 Jan; 11(1): 9–16 DOI: 10.1513/AnnalsATS.201304-085OC
   c) Sara E. Strollo , Jennifer Adjemian, Michael K. Adjemian, and D. Rebecca Prevots: The Burden of Pulmonary Nontuberculous Mycobacterial Disease in the United States Ann Am Thorac Soc Vol 12, No 10, pp 1458–1464, Oct 2015 DOI: 10.1513/AnnalsATS.201503-173OC
   d) https://www.kff.org/medicare/state-indicator/total-medicare-beneficiaries/?currentTimeframe=0&sortModel=%7B%22colId%22:%22Location%22,%22sort%22:%22asc%22%7D
   e) Felix C. Ringshausen, Dirk Wagner, Andrés de Roux, Roland Diel, David Hohmann, Lennart Hickstein, Tobias Welte, Jessica Rademacher: Prevalence of Nontuberculous Mycobacterial Pulmonary Disease, Germany, 2009–2014 Emerging Infectious Diseases • www.cdc.gov/eid • Vol. 22, No. 6, June 2016 DOI: http://dx.doi.org/10.3201/eid2206.151642
   f) Jonathan E Moore, Michelle E Kruijshaar, L Peter Ormerod, Francis Drobniewski , Ibrahim Abubakar: Increasing reports of non-tuberculous mycobacteria in England, Wales and Northern Ireland, 1995-2006 BMC Public Health 2010, 10:612 http://www.biomedcentral.com/1471-4 2458/10/612
   g) Hoefsloot, Van Ingen et al, The geographic diversity of nontuberculous mycobacteria isolated from pulmonary samples, AN NTM-NET collaborative study; 2013, European Respiratory Journal 2013 42: 1604-1613; DOI: 10.1183/09031936.00149212
   h) Kozo Morimoto , Kazuro Iwai , Kazuhiro Uchimura , Masao Okumura , Takashi Yoshiyama , Kozo Yoshimori, Hideo Ogata , Atsuyuki Kurashima , Akihiko Gemma, and Shoji Kudoh: A Steady Increase in Nontuberculous Mycobacteriosis Mortality and Estimated Prevalence in Japan Ann Am Thorac Soc Vol 11, No 1, pp 1–8, Jan 2014, DOI: 10.1513/AnnalsATS.201303-067OC

2. Internal analysis of published BE epidemiology, including internal market research and US patient level claims data analysis:
   a) Weycker, et al. Prevalence and incidence of NCFBE among US adults in 2013. Chronic Respiratory Disease. 2017
   b) BE Patient Level Claims Data Analysis. Source: swoop/ipm.ai
   c) Trinity Epidemiology Assessment; 2020 (for Japan epi)
   d) Ringausen et al 2019 Growth (Germany)
   e) Aliberti 2016; quality standards for the management of bronchiectasis in Italy
   f) Snell et al. United Kingdom; 2019
   g) Internal Insmed NCFBE market sizing EU5 report

3. Internal analysis and estimations based on internal market research and US patient level claims data analysis:
   a) Insmed Analysis 2022: Potential Undiagnosed or Misdiagnosed (with COPD, Asthma) BE patients in US estimated based on Medical Experts driven insights, applied to Patient Level Claims Data -using advanced analytics / statistical methods Potential Undiagnosed or Co-morbid (with COPD) BE patients in US derived based on internal Insmed meta-analysis of 16 epi studies that look at BE prevalence in COPD patients; Ex-US estimates are based on extrapolation of US focused claims and epi data analysis

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Epidemiological Footnotes *(2 of 3)*

4. Internal analysis and estimations based on published epidemiology studies:
   a) National Health Interview Survey (NHIS) Data (2021)
   b) Alshabanat A, Zafari Z, Albanyan O, Dairi M, FitzGerald JM (2015) Asthma and COPD Overlap Syndrome (ACOS): A Systematic Review and Meta Analysis. PLoS ONE 10(9): e0136065. doi:10.1371/ journal.pone.0136065
   c) OECD/European Union (2016), "Asthma and COPD prevalence", in Health at a Glance: Europe 2016: State of Health in the EU Cycle, OECD Publishing, Paris.
   d) Hosseini, M., Almasi-Hashiani, A., Sepidarkish, M. et al. Global prevalence of asthma-COPD overlap (ACO) in the general population: a systematic review and meta-analysis. Respir Res 20, 229 (2019). https://doi.org/10.1186/s12931-019-1198-4
   e) Blanco I, Diego I, Bueno P, et al. Geographic distribution of COPD prevalence in the world displayed by Geographic Information System maps. Eur Respir J 2019; 54: 1900610 [https://doi.org/ 10.1183/13993003.00610-2019].
   f) R. de Marco et al. Eur Respir J 2012; 39:883-892. DOI: 10.1183/09031936.000611.
   g) Iwanaga T, Tohda Y. [Epidemiology of asthma in Japan]. Nihon Rinsho. 2016 Oct;74(10):1603-1608. Japanese. PMID: 30551268
   h) Massoth L, Anderson C, McKinney KA. Asthma and Chronic Rhinosinusitis: Diagnosis and Medical Management. Med Sci (Basel). 2019 Mar 27;7(4):53. doi: 10.3390/medsci7040053. PMID: 30934800; PMCID: PMC6524348.
   i) Hashimoto S, Yoshida Y, Makita N, Sorimachi R, Sugaya S, Arita Y, Hayashi N, Tashiro N, Ichinose M. Real-World Evidence on the Diagnostic and Clinical Characteristics of Asthma in Japanese Patients with COPD: The ACO Japan Cohort Study. Int J Chron Obstruct Pulmon Dis. 2023;18:37-46
   j) Awad MT, Sankari A. Asthma and COPD Overlap. [Updated 2023 Jun 11]. In: StatPearls [Internet]. Treasure Island (FL): StatPearls Publishing; 2024 Jan-. Available from: https://www.ncbi.nlm.nih.gov/books/NBK592422/
   k) https://www.cdc.gov/asthma/most_recent_national_asthma_data.htm
   l) https://www.cdc.gov/copd/php/case-reporting/national-trends-in-copd.html
   m) Minakata Y, Ichinose M. [Epidemiology of COPD in Japan]. Nihon Rinsho. 2011 Oct;69(10):1721-6. Japanese. PMID: 22073563

5. Internal assessment of published epidemiology and US patient level claims data analysis:
   a) Cho et. al, Chronic Rhinosinusitis without Nasal Polyps J Allergy Clin Immunol Pract. 2016 ; 4(4): 575–582. doi:10.1016/j.jaip.2016.04.015
   b) Benjamin et. al, Clinical Characteristics of Patients with Chronic Rhinosinusitis without Nasal Polyps in an Academic Setting, J ALLERGY CLIN IMMUNOL PRACT VOLUME 7, NUMBER 3, MARCH 2019
   c) Komodo Health: CRS patient level claims data analysis 2022 - US only, Extrapolated to Europe5 and Japan
   d) Palmer JN, Messina JC, Biletch R, Grosel K, Mahmoud RA. A cross-sectional, population-based survey of U.S. adults with symptoms of chronic rhinosinusitis. Allergy Asthma Proc. 2019 Jan 14;40(1):48-56. doi: 10.2500/aap.2019.40.4182. PMID: 30582496

6. Internal assessment of market research, published epidemiology and US patient level claims data analysis:
   a) Hidradenitis Suppurativa (HS) - Market Insights, Epidemiology, and Market Forecast Report (2019-2032). Source: DelveInsight
   b) Komodo Health: HS patient level claims data analysis 2024: Potential HS Patients (1+ HS Dx in claims history 2016-23) - US only, Extrapolated to Europe5 and Japan

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Epidemiological Footnotes (3 of 3)  7. Internal assessment of published epidemiology and US patient level claims data analysis, including:  Kirson, N. Y., Birnbaum, H. G., Ivanova, J. I., Waldman, T., Joish, V., & Williamson, T. (2011). Prevalence of pulmonary arterial hypertension and chronic thromboembolic pulmonary hypertension in the United States. Current Medical Research and Opinion, 27(9), 1763–1768. https://doi.org/10.1185/03007995.2011.604310  2019 National Audit of Pulmonary Hypertension Great Britain; Humbert M et al, “Pulmonary arterial hypertension in France: results from a national registry”, Feb 2006  Ling Y, Johnson MK, Kiely DG, Condliffe R, Elliot CA, Gibbs JS, Howard LS, Pepke-Zaba J, Sheares KK, Corris PA, Fisher AJ, Lordan JL, Gaine S, Coghlan JG, Wort SJ, Gatzoulis MA, Peacock AJ. Changing demographics, epidemiology, and survival of incident pulmonary arterial hypertension: results from the pulmonary hypertension registry of the United Kingdom and Ireland. Am J Respir Crit Care Med. 2012 Oct 15;186(8):790-6. doi: 10.1164/rccm.201203-0383OC. Epub 2012 Jul 12. PMID: 22798320.  Escribano-Subias P, Blanco I, López-Meseguer M, Lopez-Guarch CJ, Roman A, Morales P, Castillo-Palma MJ, Segovia J, Gómez-Sanchez MA, Barberà JA; REHAP investigators. Survival in pulmonary hypertension in Spain: insights from the Spanish registry. Eur Respir J. 2012 Sep;40(3):596-603. doi: 10.1183/09031936.00101211. Epub 2012 Feb 23. PMID: 22362843.  Hoeper MM, Huscher D, Pittrow D. Incidence and prevalence of pulmonary arterial hypertension in Germany. Int J Cardiol. 2016 Jan 15;203:612-3. doi: 10.1016/j.ijcard.2015.11.001. Epub 2015 Nov 9. PMID: 26580339.  Humbert M, Sitbon O, Chaouat A, Bertocchi M, Habib G, Gressin V, Yaici A, Weitzenblum E, Cordier JF, Chabot F, Dromer C, Pison C, Reynaud-Gaubert M, Haloun A, Laurent M, Hachulla E, Simonneau G. Pulmonary arterial hypertension in France: results from a national registry. Am J Respir Crit Care Med. 2006 May 1;173(9):1023-30. doi: 10.1164/rccm.200510-1668OC. Epub 2006 Feb 2. PMID: 16456139.  Secondary research: Japan’s Intractable Disease Database 2021  Diagnosed prevalence for PH-LHD, CTEPH and PH-Idiopathic sourced from “Patient-Based Forecast Model Pulmonary Hypertension”, Datamonitor, September 2023.   8. Internal assessment of published epidemiology, including:  Andersen, C. U., Mellemkjær, S., Hilberg, O., Nielsen-Kudsk, J. E., Simonsen, U., & Bendstrup, E. (2012). Pulmonary hypertension in interstitial lung disease: prevalence, prognosis and 6 min walk test. Respiratory medicine, 106(6), 875-882.  Ryu, Jay H., et al. "Pulmonary hypertension in patients with interstitial lung diseases." Mayo Clinic Proceedings. Vol. 82. No. 3. Elsevier, 2007  Duchemann et al., “Prevalence and incidence of interstitial lung diseases in a multi-ethnic county of Greater Paris.” European Respiratory Journal, 2017  Diagnosed prevalence for PH-LHD, CTEPH and PH-Idiopathic sourced from “Patient-Based Forecast Model Pulmonary Hypertension”, Datamonitor, September 2023.